Exhibit 99.2


            SELECTED PRO FORMA COMBINING CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma financial information gives effect to the acquisition of the Target REITs by four wholly-owned acquisition subsidiaries of FSP Corp., which was consummated on April 30, 2005.

      The unaudited pro forma financial information has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp. and the Target REITs. The pro forma consolidated balance sheets have been presented as if the mergers occurred as of December 31, 2004. The pro forma consolidated statements of income for the year ended December 31, 2004 and the consolidated pro forma statements of cash flow for the year ended December 31, 2004 are presented as if the mergers occurred at the beginning of the period presented.

      Certain balances in the Target REIT financial statements have been reclassified to conform to FSP Corp.'s presentation.

      The unaudited pro forma financial information has been derived from the financial statements of FSP Corp. and the Target REITs and should be read in conjunction with those financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Information and Results of Operations," all of which are included in this Current Report on Form 8-K, in FSP Corp.'s Annual Report on Form 10-K for the year ended December 31, 2004, or in FSP Corp.'s Registration Statement on Form S-4 (No. 333-118748).

      The unaudited pro forma consolidated financial statement data are not necessarily indicative of what the combined company's actual financial position or results of operations would have been as of the date or for the period indicated, nor do they purport to represent the combined company's financial position or results of operations as of or for any future period.

                        Franklin Street Properties Corp.
                 Combining Consolidated Pro Forma Balance Sheets
                                December 31, 2004
                                   (Unaudited)

                                                   Historical      Historical        Pro Forma
(in thousands)                                     FSP Corp.     Target REITs(g)     Adjustments        Pro Forma
=================================================================================================================

Assets:

Real estate assets, net                           $ 439,755         $ 122,516       $ 14,172(c)(d)      $ 576,443
Acquired favorable leases, net                           --             8,170          1,760(d)             9,930
Acquired lease origination costs, net                 6,483             3,603            519(d)            10,605
Investment in non-consolidated REITs                  4,270                --             --                4,270
Assets held for syndication                          59,246                --             --               59,246
Cash and cash equivalents                            52,752            15,895           (553)(c)           67,939
                                                                                        (155)(b)
Restricted cash                                       1,033               706             --                1,739
Tenant rents receivable, net                            769               143             --                  912
Straight line rents receivable, net                   4,947             2,636         (2,636)(j)            4,947
Prepaid expenses                                        901                94             --                  995
Other assets                                          1,097                --           (447)(c)              650
Deferred lease origination costs                      1,484               363           (363)(l)            1,484
Office computers and equipment, net                     374                --             --                  374
-----------------------------------------------------------------------------------------------------------------

Total assets                                      $ 573,111         $ 154,126       $ 12,297            $ 739,534
=================================================================================================================

Liabilities and stockholders' equity:

Liabilities:
Notes payable                                     $  59,439         $      --       $     --            $  59,439
Accounts payable and accrued expenses                 8,846             3,990             --               12,836
Accrued compensation                                    705                --             --                  705
Distributions payable                                    --             4,035          1,859(i)             5,894
Acquired unfavorable leases                              --                --            665(d)               665
Tenant security deposits                              1,033               135             --                1,168
-----------------------------------------------------------------------------------------------------------------

Total liabilities                                    70,023             8,160          2,524               80,707
-----------------------------------------------------------------------------------------------------------------

Stockholders' equity:

Preferred stock                                          --                --             --                   --
Common stock                                              5                --           1(f)                    6
Additional paid in capital                          512,813           167,412        (11,674)(f)          668,551
Treasury stock                                          (10)               --             --                  (10)
Retained earnings (distributions in excess
   of earnings), net                                 (9,720)          (21,446)        21,446(k)            (9,720)
-----------------------------------------------------------------------------------------------------------------

Total stockholders' equity                          503,088           145,966          9,773              658,827
-----------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity        $ 573,111         $ 154,126       $ 12,297            $ 739,534
=================================================================================================================

See accompanying notes to combining consolidated pro forma financial statements.

                        Franklin Street Properties Corp.
              Combining Consolidated Pro Forma Statements of Income
                               For the Year Ended
                                December 31, 2004
                                   (Unaudited)

                                                        Historical       Historical        Pro Forma
(in thousands, except per share amounts)                FSP Corp.      Target REITs (h)   Adjustments        Pro Forma
=======================================================================================================================
Revenue:
     Rental income                                       $  71,782         $22,239        $   (998)(d)        $  93,245
                                                                                               222(d)
Related party revenue:
     Syndication fees                                       13,579              --              --               13,579
     Transaction fees                                       14,093              --              --               14,093
     Management fees and interest from loans                   581              --            (239)(e)              342
     Other                                                      17              --              --                   17
-----------------------------------------------------------------------------------------------------------------------

     Total revenue                                         100,052          22,239          (1,015)             121,276
=======================================================================================================================

Expenses:
     Rental operating expenses                              14,809           4,941            (239)(e)           19,511
     Real estate taxes and insurance                         9,479           2,392              --               11,871
     Depreciation and amortization                          13,592           3,863             363(d)            18,058
                                                                                               240(d)
     Selling, general and administrative                     5,686             352             155(b)             6,193
     Commissions                                             6,959              --              --                6,959
     Interest                                                1,527              --              --                1,527
-----------------------------------------------------------------------------------------------------------------------

     Total expenses                                         52,052          11,548             519               64,119
=======================================================================================================================

Income (loss) before interest, taxes and                    48,000          10,691          (1,534)              57,157
   equity in earnings of non-consolidated REITs:
     Interest income                                           868             277              --                1,145
     Equity in earnings of non-consolidated REITs              620              --              --                  620
     Taxes on income (a)                                    (1,725)             --              --               (1,725)
-----------------------------------------------------------------------------------------------------------------------

Net income                                                  47,763          10,968          (1,534)              57,197
=======================================================================================================================

Weighted average shares outstanding,
   basic and diluted                                        49,628              --          10,895(f)            60,523
=======================================================================================================================

Net income per share basic and diluted                   $    0.96         $    --        $     --            $    0.95
=======================================================================================================================

See accompanying notes to combining consolidated pro forma financial statements.

                        Franklin Street Properties Corp.
            Combining Consolidated Pro Forma Statements of Cash Flows
                               For the Year Ended
                                December 31, 2004
                                   (Unaudited)

                                                                       Historical      Historical        Pro Forma
(in thousands)                                                         FSP Corp.     Target REITs (h)   Adjustments       Pro Forma
====================================================================================================================================

Cash flows from operating activities:
   Net income                                                           $ 47,763         $ 10,968       $  (1,534)        $  57,197
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization expense                               13,006            3,863             603(d)         17,472
      Amortization of above/below market leases, net                         235            2,578             776(d)          3,589
      Sponsored REIT income during consolidation                            (852)              --              --              (852)
      Equity in earnings from non-consolidated REITs                        (620)              --              --              (620)
      Distributions from non-consolidated REITs                            1,582               --              --             1,582
      Increase to bad debt reserves                                          195               --              --               195
      Shares issued as compensation                                          161               --              --               161
   Changes in operating assets and liabilities:
      Restricted cash                                                        (51)              15              --               (36)
      Tenant rent receivables, net                                           (83)             (66)             --              (149)
      Straight-line rents, net                                              (860)            (590)             --            (1,450)
      Prepaid expenses and other assets, net                              (1,192)               1             447(c)           (744)
      Accounts payable and accrued expenses                                3,816             (183)             --             3,633
      Accrued compensation                                                  (840)              --              --              (840)
      Tenant security deposits                                                51              (15)             --                36
   Payment of deferred leasing commissions                                  (582)            (382)             --              (964)
-----------------------------------------------------------------------------------------------------------------------------------

        Net cash provided by operating activities                         61,729           16,189             292            78,210
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
      Purchase of real estate assets                                      (1,641)            (926)         (1,000)(c)        (3,567)
      Investment in non-consolidated REITs                                (4,270)              --              --            (4,270)
      Investment in assets held for syndication                          (55,490)              --              --           (55,490)
-----------------------------------------------------------------------------------------------------------------------------------

      Net cash used for investing activities                             (61,401)            (926)         (1,000)          (63,327)
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Distributions to stockholders                                      (61,536)         (16,245)             --           (77,781)
      Purchase of treasury stock                                            (155)              --              --              (155)
      Proceeds from long-term debt                                        59,439               --              --            59,439
      Principal payments on long-term debt                                (4,117)              --              --            (4,117)
-----------------------------------------------------------------------------------------------------------------------------------

      Net cash used for financing activities                              (6,369)         (16,245)             --           (22,614)
-----------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                 (6,041)            (982)           (708)           (7,731)

Cash and cash equivalents, beginning of period                            58,793           16,877              --            75,670
-----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                $ 52,752         $ 15,895       $    (708)        $  67,939
===================================================================================================================================

Supplemental disclosure of cash flow information:
   Cash paid for:
      Interest                                                          $  1,503         $     --       $      --         $   1,503
      Income taxes                                                      $  1,665         $     --       $      --         $   1,665

   Non-cash investing and financing activities:
      Distributions declared but not paid                               $     --         $  4,035       $   1,859(i)      $   5,894
      Assets acquired through issuance of common stock
         in merger transactions, net                                    $     --         $     --       $ 149,075         $ 149,075

See accompanying notes to combining consolidated pro forma financial statements.

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

BASIS OF PRESENTATION

      On April 30, 2005, each of four wholly-owned subsidiaries of FSP Corp. acquired a Target REIT by merger. The following unaudited pro forma condensed consolidated financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp. The pro forma balance sheets are presented as if the mergers occurred as of December 31, 2004. The pro forma statements of income and the pro forma statements of cash flow are presented as if the mergers occurred as of the beginning of the periods presented.

      The mergers will be treated as a purchase of assets and each Target REIT's assets and liabilities will be recorded on FSP Corp.'s books at their fair value as of the effective date of the mergers, which was April 30, 2005. The value ascribed to the net assets of the target REITs is estimated to be $156,739,000, which includes real estate assets of $149,075,000 at their appraised values, cash of $6,664,000 and capitalized merger costs of $1,000,000. Other assets, net of liabilities, are expected to be immaterial. FSP Corp. will record the mergers based upon the fair value of the assets acquired, not the value of the shares of FSP Corp.'s common stock issued. The value allocated to the assets acquired in the mergers is preliminary; the final value allocated to the assets acquired is subject to change as additional information is obtained.

PRO FORMA ADJUSTMENTS

      Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the pro forma condensed consolidated financial information. These assumptions are as follows:

      (a) FSP Corp. and each of the Target REITs have elected to be, and are qualified as, a real estate investment trust for federal income tax purposes. Each entity has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations.

            FSP Corp. has subsidiaries which are not in the business of real estate operations. Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates. The taxes on income shown in the pro forma statements of income are the taxes on income of the TRS. There are no material items that would cause a deferred tax asset or a deferred tax liability.

      (b) Costs of the mergers to the Target REITs are estimated at $507,000 and are reflected as paid at December 31, 2004, and are recorded as an administrative expense. Costs of $352,000 were previously recorded as administrative expenses in 2004 and an additional $155,000 is estimated to complete the merger.

      (c) The costs of the mergers to FSP Corp. are estimated at $1,000,000 and are reflected as paid as of December 31, 2004 and are capitalized to the assets acquired. Costs of $447,000 were previously recorded as other assets in 2004 and an additional $553,000 is estimated to complete the merger.

      (d) The following schedule shows the merger consideration for the acquired properties and is reconciled to the purchase price of such properties (which is equal to the appraised value of such property plus capitalized merger costs attributable to such property).

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

      (in thousands)                  Montague      Addison    Royal Ridge    Collins Crossing       Total
      --------------                  --------      -------    -----------    ----------------       -----
      Merger consideration            $ 33,400     $ 66,965     $ 31,888         $  60,588         $ 192,841
      Premium                          (11,365)     (10,788)      (4,846)          (10,103)          (37,102)
      Adjusted Cash Reserves            (2,035)      (1,677)        (967)           (1,985)           (6,664)
                                      ----------------------------------------------------------------------
      Purchase price of properties
          at appraised value            20,000       54,500       26,075            48,500           149,075
      Capitalized merger costs             182          349          164               305             1,000
                                      ----------------------------------------------------------------------
                                      $ 20,182     $ 54,849     $ 26,239         $  48,805         $ 150,075
                                      ======================================================================

      The cost of the property held by each Target REIT (including capitalized merger costs of $1,000,000) has been allocated to real estate assets, acquired lease origination costs and acquired favorable or unfavorable leases. Acquired lease origination costs represent the value associated with acquiring an in-place lease (i.e. the market cost to execute a similar lease, including leasing commission, legal, vacancy and other related costs). Acquired favorable or unfavorable leases represents the value associated with a lease which has a rental stream with above or below market rates. The value assigned to buildings, land and leases approximates their fair value.

      The following schedule shows the difference between historical costs of the properties and their allocated purchase price. The purchase price of the properties is determined based upon the fair value of the assets acquired. Depreciation and amortization for the Target REITs is based on a preliminary allocation of the purchase price to real estate investments and to the leases acquired. The allocation is subject to change as additional information is obtained. An increase in the value allocated to leases will result in an increase in amortization. For each $1,000,000 increase in the value allocated to leases, the related pro forma amortization will increase by approximately $325,000 per year.

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

                                                                                                       Adjustment to
                                                                                                      Depreciation and
                                                                                                        Amortization
                                                                                         Estimated        for the
                                             Historical     Allocated                      Life          Year ended
         (in thousands, except years)           Cost      Purchase Price   Difference     (years)    December 31, 2004
      ------------------------------------------------------------------------------------------------------------------
      Montague
      Land                                   $   10,500      $   9,776     $    (724)       N/A           $     --
      Building                                    9,871          6,310        (3,561)       39                 (91)
      Acquired favorable leases                   2,325          3,313           988         2                 494
      Acquired lease origination costs              215            783           568         2                 284
                                             ----------      ---------     ---------                      --------
               Total                         $   22,911      $  20,182     $  (2,729)                     $    687
                                             ==========      =========     =========                      ========

      Addison Circle
      Land                                   $    4,365      $   4,874     $     509        N/A           $     --
      Building                                   43,713         47,529         3,816        39                  98
      Acquired favorable leases                       -          2,235         2,235         3                 745
      Acquired unfavorable leases                     -           (665)         (665)        3                (222)
      Acquired lease origination costs            1,069            876          (193)        3                 (64)
                                             ----------      ---------     ---------                      --------
               Total                         $   49,147      $  54,849     $   5,702                      $    557
                                             ==========      =========     =========                      ========

      Royal Ridge
      Land                                   $    1,649      $   2,160     $     511        N/A           $     --
      Building                                   15,772         21,680         5,908        39                 151
      Acquired favorable leases                   2,442          1,448          (994)        8                (124)
      Acquired lease origination costs              819            951           132         8                  17
                                             ----------      ---------     ---------                      --------
               Total                         $   20,682      $  26,239     $   5,557                      $     44
                                             ==========      =========     =========                      ========
      `
      Collins Crossing
      Land                                   $    4,022      $   3,744     $    (278)       N/A           $     --
      Building                                   32,624         40,615         7,991        39                 205
      Acquired favorable leases                   3,403          2,934          (469)        4                (117)
      Acquired lease origination costs            1,500          1,512            12         4                   3
                                             ----------      ---------     ---------                      --------
               Total                         $   41,549      $  48,805     $   7,256                      $     91
                                             ==========      =========     =========                      ========

      Total:
      Land                                   $   20,536      $  20,554     $      18        N/A           $     --
      Building                                  101,980        116,134        14,154        39                 363
                                             ----------      ---------     ---------                      --------
      Real estate assets, net                   122,516        136,688        14,172

      Acquired favorable leases                   8,170          9,930         1,760        2-8                998
      Acquired unfavorable leases                     -           (665)         (665)        3                (222)
      Acquired lease origination costs            3,603          4,122           519        2-8                240
                                             ----------      ---------     ---------                      --------
      Total                                  $  134,289      $ 150,075     $  15,786                      $  1,379
                                             ==========      =========     =========                      ========

      (e) Management fees of $239,000 charged by FSP Corp. to the Target REITs have been eliminated from revenue and expenses.

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

      (f) Approximately 10,894,994 shares of FSP common stock were issued in exchange for the 1,822.5 outstanding shares of Target REIT preferred stock in connection with the mergers. Stockholders' equity will be adjusted by the net difference between the assets and liabilities acquired in the merger. The following schedule shows a reconciliation detailing the adjustments to additional paid-in-capital.

                                                            FSP           Target
             (in thousands)                                 Corp           REITs          Total
             --------------                             -------------------------------------------

             Additional paid-in-capital:
             FSP Corp:
             Total excess of Allocated Purchase
                Price over Historical Cost                $15,786
             Less Estimated Merger Costs                   (1,000)
                                                        -----------
                                                           14,786                       $ 14,786
             Adjustment to record Par Value                    (1)                            (1)

             Target REITS:
             Adjustments for:
             Estimated merger costs                                      $   (155)          (155)
             Deferred leasing costs, net                                     (363)          (363)
             Straight-line rent receivables                                (2,636)        (2,636)
             Distribution payable                                          (1,859)        (1,859)
             Distributions in excess of earnings                          (21,446)       (21,446)

                                                        -------------------------------------------
                                                          $14,785        $(26,459)      $(11,674)
                                                        ===========================================

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

      (g) The following table combines the historical balance sheets of the Target REITs as of December 31, 2004.


(in thousands)                                    Montague      Addison Circle     Royal Ridge   Collins Crossing      Total
--------------                                  ------------    --------------    ------------   ----------------   ------------
Assets:
Land                                            $     10,500     $      4,365     $      1,649     $      4,022     $     20,536
Building                                              10,499           46,469           16,567           34,233          107,768
                                                ------------     ------------     ------------     ------------     ------------
Real estate investments, cost                         20,999           50,834           18,216           38,255          128,304
   Less accumulated depreciation                         628            2,756              795            1,609            5,788
                                                ------------     ------------     ------------     ------------     ------------
Real estate investments, net                          20,371           48,078           17,421           36,646          122,516

Acquired favorable leases, net                         2,325               --            2,442            3,403            8,170
Acquired lease origination costs, net                    215            1,069              819            1,500            3,603
Cash and equivalents                                   3,657            5,306            2,005            4,927           15,895
Restricted cash                                           --               20              571              115              706
Tenant rent receivable, net                               --               37               --              106              143
Step rent receivable, net                                462              503            1,061              610            2,636
Prepaid expenses                                          20               23                6               45               94
Deferred leasing commissions, net                         --              363               --               --              363
                                                ------------     ------------     ------------     ------------     ------------
      Total assets                              $     27,050     $     55,399     $     24,325     $     47,352     $    154,126
                                                ============     ============     ============     ============     ============

Liabilities and stockholders' Equity:
Accounts payable and accrued expenses           $        452     $      1,885     $        281     $      1,372     $      3,990
Distributions payable                                  1,020            1,289              542            1,184            4,035
Tenant security deposits                                  --               20               --              115              135
                                                ------------     ------------     ------------     ------------     ------------
      Total liabilities                                1,472            3,194              823            2,671            8,160
                                                ------------     ------------     ------------     ------------     ------------

Stockholders' equity
Preferred stock                                           --               --               --               --               --
Common stock                                              --               --               --               --               --
Additional paid in capital                            30,652           58,383           27,277           51,100          167,412
Retained deficit and distributions in excess
   of earnings                                        (5,074)          (6,178)          (3,775)          (6,419)         (21,446)
                                                ------------     ------------     ------------     ------------     ------------

Total stockholders' equity                            25,578           52,205           23,502           44,681          145,966
                                                ------------     ------------     ------------     ------------     ------------

Total liabilities & stockholders' equity        $     27,050     $     55,399     $     24,325     $     47,352     $    154,126
                                                ============     ============     ============     ============     ============

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

      (h) The following table combines the historical operations for the Target REITs for the year ended December 31, 2004.

(in thousands)                          Montague     Addison Circle   Royal Ridge   Collins Crossing       Total
--------------                        ------------   --------------   ------------  ----------------   ------------

Revenue:
Rental                                $      3,432    $      8,753    $      3,064    $      6,990     $     22,239
                                      ------------    ------------    ------------    ------------     ------------
Total revenue                                3,432           8,753           3,064           6,990           22,239
                                      ------------    ------------    ------------    ------------     ------------

Expenses:
Rental operating expenses                      284           1,940             875           1,842            4,941
Real estate taxes and insurance                255           1,040             324             773            2,392
Depreciation and amortization                  376           1,615             576           1,296            3,863
Selling general and administrative              63             114              66             109              352
                                      ------------    ------------    ------------    ------------     ------------
Total expenses                                 978           4,709           1,841           4,020           11,548
                                      ------------    ------------    ------------    ------------     ------------

Income before interest                       2,454           4,044           1,223           2,970           10,691
Interest income                                 61              94              37              85              277
                                      ------------    ------------    ------------    ------------     ------------
Net income                            $      2,515    $      4,138    $      1,260    $      3,055     $     10,968
                                      ============    ============    ============    ============     ============

      (i) FSP Corp. purchased the real estate assets and a stated amount of cash (the adjusted cash reserves) from each Target REIT in exchange for a fixed number of shares of FSP common stock. The final dividend to the shareholders of the Target REITs represents the estimated amount of cash in excess of the stated amount of cash and assuming settlement of certain current assets and liabilities as of the date of the pro forma balance sheet. The estimated final dividend as of the date of the pro forma balance sheet for the Target REITs is shown in the following table. The actual final dividend will be based upon the amount of cash in excess of the stated amount of cash and assuming settlement of certain current assets and liabilities as of the actual merger date.

             (in thousands)
             --------------
             Montague                     $   140
             Addison                          465
             Royal Ridge                      762
             Collins Crossing                 492
                                          -------
                 Total                    $ 1,859
                                          =======

      (j) The cumulative unbilled straight-line rents of the Target REITs will be eliminated at acquisition.

      (k) The cumulative deficit of the Target REITs will be eliminated at acquisition.

      (l) The cumulative net deferred leasing costs of the Target REITs will be eliminated at acquisition.

                        FRANKLIN STREET PROPERTIES CORP.
         NOTES TO COMBINING CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

      (m) The following table combines the historical cash flows for the Target REITs for the year ended December 31, 2004.

(in thousands)                                                    Montague     Addison      Royal     Collins Crossing    Total
==================================================================================================================================

Cash flows from operating activities:
   Net income                                                      $ 2,515     $ 4,138     $ 1,260        $ 3,055         $ 10,968

   Adjustments to reconcile net income (loss) to net cash
     provided by (used for)operating activities:
       Depreciation and amortization expense                           376       1,615         576          1,296            3,863
       Amortization of favorable leases                              1,163          --         465            950            2,578
   Changes in operating assets and liabilities:
       Restricted cash                                                  --          15          --             --               15
       Tenant rent receivables                                          --          15          --            (81)             (66)
       Step rent receivable                                            (70)        (82)       (107)          (331)            (590)
       Prepaid expenses and other assets                                (6)          1           8             (2)               1
       Accounts payable and accrued expenses                            41        (170)         41            (95)            (183)
       Tenant security deposits                                         --         (15)         --             --              (15)
   Payment of deferred leasing commissions                              --        (382)         --             --             (382)
----------------------------------------------------------------------------------------------------------------------------------

        Net cash provided by operating activities                    4,019       5,135       2,243          4,792           16,189
----------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
      Purchase of real estate assets and related leases,
         office computers and furniture                                 --        (574)       (343)            (9)            (926)
----------------------------------------------------------------------------------------------------------------------------------

      Net cash used for investing activities                            --        (574)       (343)            (9)            (926)
----------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Distributions to stockholders                                 (3,956)     (5,221)     (2,146)        (4,922)         (16,245)
----------------------------------------------------------------------------------------------------------------------------------

      Net cash used for financing activities                        (3,956)     (5,221)     (2,146)        (4,922)         (16,245)
----------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                    63        (660)       (246)          (139)            (982)
Cash and cash equivalents, beginning of period                       3,594       5,966       2,251          5,066           16,877
----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                           $ 3,657     $ 5,306     $ 2,005        $ 4,927         $ 15,895
==================================================================================================================================

Supplemental disclosure of cash flow information:
   Disclosure of non-cash financing activites:
      Distributions declared but not paid                          $ 1,020     $ 1,289     $   542        $ 1,184         $  4,035

                           COMPARATIVE PER SHARE DATA

The following tables present on a per share basis:

      (a) Basic and diluted net income book value, and dividends declared for FSP Corp. and each of the Target REITs on a historical basis.

      (b) Consolidated pro forma basic and diluted net income per share, book value per share and dividends per share for FSP Corp. This table shows the effect of the mergers from the perspective of an owner of one share of FSP common stock.

      (c) Equivalent pro forma basic and diluted net income per share, equivalent pro forma book value per share and equivalent pro forma dividends per share for each of the Target REITs. This table shows the effect of the mergers from the perspective of an owner of one share of stock of a Target REIT. The consolidated pro forma data are multiplied by the number of shares of FSP common stock issuable in exchange for each share of target stock, also known as the exchange ratio, as shown in the following table:

                Target REIT                            Exchange Ratio
                -----------                            --------------
                Addison                                   5,948.67
                Collins Crossing                          6,167.63
                Montague                                  5,649.72
                Royal Ridge                               6,055.79

      The pro forma financial data and equivalent pro forma data are unaudited and are not necessarily indicative of the operating results that would have been achieved had the mergers occurred as of the beginning of the period and should not be construed as representative of future operations.

      FSP Corp. calculates historical book value per share by dividing stockholders' equity by the number of shares of common stock (or preferred stock, in the case of the Target REITs) outstanding at the end of each period.

      FSP Corp. calculates consolidated pro forma net income per share data for FSP Corp. as if the mergers occurred on January 1, 2004 and resulted in weighted average shares of 60,523,000 for the year ended December 31, 2004.

      FSP Corp. calculates consolidated pro forma book value per share data for FSP Corp. as if the mergers occurred on December 31, 2004 and resulted in an ending number of shares of 60,525,000.

      FSP Corp. calculates consolidated pro forma dividends per share by adding the total dividends declared by FSP Corp. plus dividends declared by the Target REITs and dividing this sum by 60,525,000 shares, as shown in the following table:

                               Dividends Declared

                                                     For the Year
                                                        Ended
             (in thousands)                        December 31, 2004
             -------------------------------------------------------

             FSP Corp.                               $ 61,536
             Addison Circle                             5,245
             Collins Crossing                           4,775
             Montague                                   4,016
             Royal Ridge                                2,152
                                                   ----------
                 Total                               $ 77,724
                                                   ==========

                           COMPARATIVE PER SHARE DATA

      FSP Corp. calculates equivalent pro forma net income per share for each Target REIT by multiplying the consolidated pro forma net income per share by the exchange ratio.

      FSP Corp. calculates equivalent pro forma book value per share for each Target REIT by multiplying the consolidated pro forma book value per share by the exchange ratio.

      FSP Corp. calculates equivalent pro forma dividends per share for each Target REIT by multiplying the consolidated pro forma dividends per share by the exchange ratio.

      For the purposes of the consolidated pro forma net income per share and book value per share data, FSP Corp.'s historical financial data have been consolidated with the Target REITs' financial data.

                        Franklin Street Properties Corp.
                           Comparative Per Share Data
                          As of and for the year ended
                                December 31, 2004
                                   (Unaudited)

                                                       Pro forma      Pro forma
                                        Historical    Consolidated   Equivalent
                                      ------------------------------------------
Net income per share
  basic and diluted
    FSP Corp.                            $  0.96         $ 0.95       $    --

      Montague                             7,530             --         5,367
      Addison Circle                       6,506             --         5,651
      Royal Ridge                          4,235             --         5,753
      Collins Crossing                     5,505             --         5,859

Book value per share
    FSP Corp.                            $ 10.14         $10.89       $    --

      Montague                            76,581             --        61,525
      Addison Circle                      82,083             --        64,781
      Royal Ridge                         78,998             --        65,948
      Collins Crossing                    80,506             --        67,165

Dividends declared per share
    FSP Corp.                            $  1.24         $ 1.28       $    --

      Montague                            12,023             --         7,232
      Addison Circle                       8,246             --         7,614
      Royal Ridge                          7,233             --         7,751
      Collins Crossing                     8,603             --         7,895